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Exhibit 99.3

Plains All American Pipeline, L.P.

Unaudited Pro Forma Condensed Combined Financial Statements of Plains All American Pipeline, L.P. as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005.

Exhibit 99.3—TABLE OF CONTENTS

Introduction	F-2
Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2006	F-3
Unaudited Pro Forma Condensed Statement of Combined Operations For the Three Months Ended March 31, 2006	F-4
Unaudited Pro Forma Condensed Statement of Combined Operations For the Twelve Months Ended December 31, 2005	F-5
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	F-6
Pro Forma Sensitivity Analysis	F-11

PLAINS ALL AMERICAN PIPELINE, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements give effect to the merger of Pacific Energy Partners, L.P. ("Pacific") into Plains All American Pipeline, L.P. ("Plains"). The merger-related transactions include:

  •
  The acquisition from LB Pacific, LP and its affiliates ("LB Pacific") of the general partner interest and incentive distribution rights of Pacific as well as 2,616,250 common units of Pacific and 7,848,750 subordinated units of Pacific for a total of $700 million in cash; and

  •
  The acquisition of the balance of Pacific's equity through a tax-free unit-for-unit merger in which each Pacific unitholder (other than LB Pacific) will receive 0.77 newly issued Plains common units for each Pacific common unit.

        Upon consummation of the merger-related transactions, the general partner and limited partner ownership interests in Pacific will be extinguished and Pacific will be merged with and into Plains. Pacific's operating subsidiaries will be directly or indirectly owned by Plains. The proposed merger-related transactions will be accounted for using the purchase method of accounting. The estimates of fair value of the assets acquired and liabilities assumed are based on preliminary assumptions, pending the completion of an independent appraisal, with any excess of purchase price over the net fair value of assets acquired and liabilities assumed assigned to goodwill.

        The following unaudited pro forma condensed statements of combined operations for the three months ended March 31, 2006 and the year ended December 31, 2005 have been prepared as if the transactions described above had taken place on January 1, 2005. The unaudited pro forma condensed combined balance sheet at March 31, 2006 assumes the transactions were consummated on that date.

        The unaudited pro forma financial statements should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such unaudited pro forma financial statements as well as the notes included in the historical financial statements included in the following public filings:

(1)
Plains' Annual Report on Form 10-K for the year ended December 31, 2005;

(2)
Plains' Quarterly Report on Form 10-Q for the three months ended March 31, 2006;

(3)
Pacific's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2005; and

(4)
Pacific's Quarterly Report on Form 10-Q for the three months ended March 31, 2006.

        The unaudited pro forma financial statements are based on assumptions that Plains believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the transactions occurred at the dates assumed (as noted above).

        The unaudited pro forma financial statements do not give effect to any divestiture of assets that may be required for governmental clearance of the proposed merger or to any anticipated cost savings or other financial benefits expected to result from the merger.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2006
(in millions)

	Plains Historical	Pacific Historical	Pro Forma Adjustments		Plains Pro Forma
CURRENT ASSETS
Cash and cash equivalents	$9.3	$11.9	$20.4 902.0 (181.7 (740.7	(b) (b) )(b) )(b)	$21.2
Trade accounts receivable and other receivables, net	1,242.8	148.2	(8.1	)(c)	1,382.9
Inventory	1,027.4	36.4	1.9	(b)	1,065.7
Other current assets	94.9	9.7	—		104.6

Total current assets	2,374.4	206.2	(6.2)		2,574.4
PROPERTY AND EQUIPMENT, net	1,899.5	1,205.6	(37.3 235.7	)(a) (b)	3,303.5
OTHER ASSETS
Pipeline linefill in owned assets	180.1	—	36.5 16.5	(a) (b)	233.1
Inventory in third party assets	71.9	—	0.8 1.5	(a) (b)	74.2
Investments in unconsolidated affiliates	113.3	8.1	—		121.4
Goodwill	47.4	—	800.4	(b)	847.8
Other, net	47.1	86.4	28.3	(b)	161.8

Total assets	$4,733.7	$1,506.3	$1,076.2		$7,316.2

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,265.1	$149.4	$(8.1	)(c)	$1,406.4
Due to related parties	6.9	—	—		6.9
Short-term debt	875.8	—	—		875.8
Other current liabilities	146.3	11.6	—		157.9

Total current liabilities	2,294.1	161.0	(8.1)		2,447.0
LONG-TERM LIABILITIES
Long-term debt under credit facilities and other	4.4	—	181.7 902.0 (181.7	(a) (b) )(b)	906.4
Senior notes, net	947.1	—	419.3 21.7	(a) (b)	1,388.1
Senior notes and credit facilities, net	—	601.0	(601.0	)(a)	—
Other long-term liabilities and deferred credits	49.4	56.1	7.9	(b)	113.4

Total liabilities	3,295.0	818.1	741.8		4,854.9

COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL
Common unitholders	1,400.0	636.7	1,002.2 (636.7	(b) )(b)	2,402.2
Subordinated unitholders	—	22.8	(22.8	)(b)	—
General partner	38.7	12.3	20.4 (12.3	(b) )(b)	59.1
Accumulated other comprehensive income	—	16.4	(16.4	)(b)	—

Total partners' capital	1,438.7	688.2	334.4		2,461.3
Total Liabilities and Partners' Capital	$4,733.7	$1,506.3	$1,076.2		$7,316.2

See notes to unaudited pro forma condensed combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
For the Three Months Ended March 31, 2006
(in millions, except per unit data)

	Plains Historical	Pacific Historical	Pro Forma Adjustments		Plains Pro Forma
REVENUES	$8,635.4	$70.5	$(8.5	)(d)	$8,697.4
COSTS AND EXPENSES
Purchases and related costs	8,427.4	—	(8.0	)(d)	8,419.4
Field operating costs	82.3	33.4	(0.5	)(d)	115.2
General and administrative expenses	31.8	6.9	—		38.7
Depreciation and amortization	21.6	10.0	0.6 (10.0 11.0	(a) )(e) (f)	33.2

Total costs and expenses	8,563.1	50.3	(6.9)		8,606.5

Share of net income of Frontier	—	0.4	(0.4	)(a)	—

OPERATING INCOME	72.3	20.6	(2.0)		90.9

OTHER INCOME (EXPENSE)
Equity earnings (loss) in unconsolidated affiliates	(0.2)	—	0.4	(a)	0.2
Interest expense	(15.3)	(9.1)	(10.0 0.6	)(g) (a)	(33.8)
Interest income and other, net	0.3	0.4	—		0.7

Income from continuing operations before income taxes	57.1	11.9	(11.0)		58.0
Income tax (expense) benefit:
Current	—	(0.4)	—	(h)	(0.4)
Deferred	—	0.1	—	(h)	0.1

Income from continuing operations before cumulative effect of change in accounting principle	57.1	11.6	(11.0)		57.7
Cumulative effect of change in accounting principle	6.3	—	—		6.3

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$63.4	$11.6	$(11.0)		$64.0

NET INCOME FROM CONTINUING OPERATIONS—LIMITED PARTNERS	$56.7				$62.1

NET INCOME FROM CONTINUING OPERATIONS—GENERAL PARTNER	$6.7				$1.9

BASIC NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT
Basic net income per limited partner unit before cumulative effect of change in accounting principle	$0.65				$0.55
Cumulative effect of change in accounting principle per limited partner unit	0.08				0.06

Basic net income from continuing operations per limited partner unit	$0.73				$0.61

DILUTED NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT
Diluted net income per limited partner unit before cumulative effect of change in accounting principle	$0.63				$0.54
Cumulative effect of change in accounting principle per limited partner unit	0.08				0.06

Diluted net income from continuing operations per limited partner unit	$0.71				$0.60

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	74.0		22.3	(b)	96.3

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	75.7		22.3	(b)	98.0

See notes to unaudited pro forma condensed combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
For the Twelve Months Ended December 31, 2005
(in millions, except per unit data)

	Plains Historical	Pacific Historical	Pro Forma Adjustments		Plains Pro Forma
REVENUES	$31,177.3	$224.3	$(12.6	)(d)	$31,389.0
COSTS AND EXPENSES
Purchases and related costs	30,442.5	—	(11.2	)(d)	30,431.3
Field operating costs	272.5	104.4	(1.4	)(d)	375.5
General and administrative expenses	103.2	18.5	—		121.7
Accelerated long-term incentive plan compensation expense	—	3.1	—		3.1
Line 63 oil release costs	—	2.0	—		2.0
Transaction costs	—	1.8	—		1.8
Depreciation and amortization	83.5	29.4	2.0 (29.4 43.9	(a) )(e) (f)	129.4

Total costs and expenses	30,901.7	159.2	3.9		31,064.8

Other, net	—	(0.5)	—		(0.5)
Share of net income of Frontier	—	1.8	(1.8	)(a)	—

OPERATING INCOME	275.6	66.4	(18.3)		323.7
OTHER INCOME (EXPENSE)
Equity earnings in unconsolidated affiliates	1.0	—	1.8	(a)	2.8
Interest expense	(59.4)	(26.7)	(40.6 2.0	)(g) (a)	(124.7)
Interest income and other, net	0.6	1.1	—		1.7

Income from continuing operations before income taxes	217.8	40.8	(55.1)		203.5
Income tax (expense) benefit:
Current	—	(1.3)	—	(h)	(1.3)
Deferred	—	0.1	—	(h)	0.1

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$217.8	$39.6	$(55.1)		$202.3

NET INCOME FROM CONTINUING OPERATIONS—LIMITED PARTNERS	$198.8				$198.3

NET INCOME FROM CONTINUING OPERATIONS—GENERAL PARTNER	$19.0				$4.0

BASIC NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$2.77				$2.10

DILUTED NET INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$2.72				$2.07

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	69.3		22.3	(b)	91.6

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	70.5		22.3	(b)	92.8

See notes to unaudited pro forma condensed combined financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        These unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Plains and Pacific; therefore, actual results could differ materially from the pro forma information. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. Plains believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information. Please read "Pro Forma Sensitivity Analysis" for assumptions related to fair value estimates.

        The Plains Pro Forma income before cumulative effect of change in accounting principle for the year ended December 31, 2005 includes, as required, the following pro forma adjustments related to the acquisition of the Valero assets that Pacific acquired effective September 30, 2005: (i) depreciation expense for the entire year of approximately $11 million associated with Plains' estimated purchase price allocated to the Valero assets; and (ii) interest expense of approximately $11 million for the entire year on the $175 million 6 1/4% senior notes issued to fund the asset acquisition. However, since the Valero transaction was an asset acquisition, the Plains Pro Forma income before cumulative effect of change in accounting principle for the year ended December 31, 2005 does not include revenues and related operating expenses for the period prior to the asset acquisition by Pacific. In addition, the Plains Pro Forma income before cumulative effect of change in accounting principle for the year ended December 31, 2005 and the three months ended March 31, 2006 does not include any synergies that Plains expects to achieve as a result of the merger with Pacific.

        The merger of Pacific into Plains presented in these pro forma statements has been accounted for using the purchase method of accounting and the purchase price allocation has been estimated in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." The total estimated consideration is summarized below (in millions):

Cash payment to LB Pacific	$700.0
Estimated fair value of Plains common units to be issued in exchange for Pacific common units (see below)	1,002.2
Assumption of Pacific debt (at estimated fair value)	622.7
Estimated transaction costs	40.7

Total consideration	$2,365.6

        Plains will exchange 0.77 of its common units for each Pacific common unit remaining after Plains' purchase of 2,616,250 common units owned by LB Pacific. Although cash will be paid for any fractional units as a result of the exchange, such amount is not estimable at this time. Plains currently estimates that the number of Plains common units to be issued in the exchange will be 22,262,030 calculated as follows:

Pacific units outstanding at March 31, 2006
Common units	31,457,782
Subordinated units	7,848,750

Total historical units outstanding at March 31, 2006	39,306,532
Pro forma adjustments to Pacific historical units outstanding:
Plains purchase of subordinated units held by LB Pacific	(7,848,750)
Plains purchase of common units held by LB Pacific	(2,616,250)
Issuance of common units for outstanding Pacific restricted unit awards	70,195

Pro forma Pacific common units subject to exchange offer by Plains	28,911,727
Exchange ratio (0.77 Plains common units for each Pacific common unit)	0.77

Pro forma Plains units to be issued to Pacific common unitholders in connection with merger	22,262,030

Average closing price of Plains common units (see below)	$45.02

Estimated fair value of Plains common units to be issued in exchange for Pacific common units (in millions)	$1,002.2

        In accordance with purchase accounting rules, the pro forma value of the units issued in the exchange is based on the average closing price of Plains common units immediately prior to and after the merger was announced on June 12, 2006. The following table shows the closing prices of Plains common units for the two trading days prior to and after the proposed merger was announced.

June 8, 2006	$46.30
June 9, 2006	46.10
June 13, 2006	43.88
June 14, 2006	43.81

Average closing price of Plains common units	$45.02

        Upon completion of the proposed merger or shortly thereafter, Plains will obtain a third-party valuation of Pacific's assets and liabilities in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may result in some amounts being assigned to tangible or amortizable intangible assets apart from goodwill.

        The following table shows Plains' preliminary purchase price allocation (in millions):

Description	Amount	Average Depreciable Life
PP&E	$1,404.0	5-40
Inventory	38.3	n/a
Pipeline linefill and inventory in third party assets	55.3	n/a
Intangible assets	96.8	30
Working capital, excluding inventory	8.8	n/a
Other long-term assets and liabilities, net	(38.0)	n/a
Goodwill (see below)	800.4	n/a

Total	$2,365.6

        To the extent that any amount is assigned to a tangible or finite lived intangible asset, this amount may ultimately be depreciated or amortized (as appropriate) to earnings over the expected period of benefit of the asset. To the extent that any amount remains as goodwill or indefinite lived intangible assets, this amount would not be subject to depreciation or amortization, but would be subject to periodic impairment testing and, if necessary, would be written down to fair value should circumstances warrant.

        The following table shows Plains' preliminary calculation of the estimated pro forma goodwill amount (in millions):

Cash payment to LB Pacific	$700.0
Estimated fair value of Plains common units to be issued in exchange for Pacific public units	1,002.2
Estimated transaction costs	40.7

Total consideration, excluding debt assumed	1,742.9
Estimated fair value of Pacific's net assets	942.5

Excess of purchase price over net assets of Pacific preliminarily assigned to goodwill	$800.4

        For an analysis of the sensitivity of pro forma earnings to potential reclassifications of this preliminary goodwill amount to tangible or intangible assets, please read "Pro Forma Sensitivity Analysis" below.

        The following table shows Plains' preliminary calculation of the sources of funding for the acquisition (in millions):

Estimated fair value of Plains common units to be issued in exchange for Pacific common units	$1,002.2
Plains general partner capital contribution	20.4
Assumption of Pacific debt (at estimated fair value)	622.7
Repayment of Pacific credit facility	(181.7)
Plains new debt incurred	902.0

Total sources of funding	$2,365.6

  Pro Forma Adjustments

  a.
  To reclassify certain line items on Pacific's historical financial statements to conform to Plains' historical presentation.

  b.
  Records the cash paid, equity exchanged, additional obligations assumed and adjustments to fair value of the assets purchased and liabilities assumed in the merger based on the purchase method of accounting.

  c.
  Reflects the elimination of accounts receivable and accounts payable balances between Plains and Pacific.

  d.
  Reflects the elimination of purchases and sales between Plains and Pacific.

  e.
  To reverse historical depreciation and amortization as recorded by Pacific.

  f.
  Reflects depreciation and amortization on the acquired assets based on the straight-line method of depreciation over average useful lives ranging from 5 to 40 years.

  g.
  Reflects the adjustment to interest expense for (i) the increase in long-term debt of $902 million from a "bridge" credit facility using an average interest rate of 5.6%, (ii) the decrease in long-term debt of approximately $182 million from the repayment of the Pacific credit facility and (iii) the amortization of the premium on the senior notes. The impact to interest expense of a 1/8% change in interest rates would be approximately $1.1 million per year.

  h.
  The pro forma adjustments to the statements of combined operations have not been tax-effected as the effect on income tax expense is not deemed to be material to the pro forma results of operations.

Plains Earnings per Limited Partner Unit

        Earnings per limited partner unit is determined by dividing net income after deducting the amount allocated to the general partner interest, including its incentive distribution in excess of its 2% interest, by the weighted average number of limited partner units outstanding during the period. Plains' general partner is entitled to receive incentive distributions if the amount it distributes with respect to any quarter exceeds levels specified in its partnership agreement. Upon closing of the proposed merger, Plains' general partner has agreed to reduce the amounts due it as incentive distributions commencing with the earlier to occur of (i) the payment date of the first quarterly distribution declared and paid after the closing date that equals or exceeds $0.80 per unit or (ii) the payment date of the second quarterly distribution declared and paid after the closing date. Such adjustment shall be as follows: (i) $5 million per quarter for the first four quarters, (ii) $3.75 million per quarter for the next eight quarters, (iii) $2.5 million per quarter for the next four quarters, and (iv) $1.25 million per quarter for the final four quarters. The total reduction in incentive distributions will be $65 million.

        The following sets forth the computation of basic and diluted earnings per limited partner unit for Plains on a historical and pro forma basis. The net income available to limited partners and the weighted average limited partner units outstanding have been adjusted for instruments considered common unit equivalents.

	Quarter ended March 31, 2006		Year ended December 31, 2005
	Plains Historical	Plains Pro Forma	Plains Historical	Plains Pro Forma
Numerator for basic and diluted earnings per limited partner unit:
Net income	$63.4	$64.0	$217.8	$202.3
Less: General partner's incentive distribution paid	(5.5)	(5.5)	(15.0)	(15.0)
Incentive distribution reduction	—	5.0	—	15.0

Subtotal	57.9	63.5	202.8	202.3
General partner 2% ownership	(1.2)	(1.4)	(4.1)	(4.0)

Net income available to limited partners	56.7	62.1	198.7	198.3
EITF 03-06 additional general partner's distribution	(2.9)	(3.5)	(7.1)	(6.1)

Net income available to limited partners under EITF 03-06	53.8	58.6	191.6	192.2
Less: Limited partner 98% portion of cumulative effect of change in accounting principle	(6.2)	(6.2)	—	—

Limited partner net income before cumulative effect of change in accounting principle	$47.6	$52.4	$191.6	$192.2

Denominator:
Historical weighted average number of limited partner units outstanding	74.0	74.0	69.3	69.3
Common unit exchange	—	22.3	—	22.3

Denominator for basic earnings per limited partner unit	74.0	96.3	69.3	91.6
Effect of dilutive securities:
Weighted average LTIP units outstanding	1.7	1.7	1.2	1.2

Denominator for diluted earnings per limited partner unit	75.7	98.0	70.5	92.8

Basic net income per limited partner unit before cumulative effect of change in accounting principle	$0.65	$0.55	$2.77	$2.10
Cumulative effect of change in accounting principle per limited partner unit	0.08	0.06	—	—

Basic net income per limited partner unit	$0.73	$0.61	$2.77	$2.10

Diluted net income per limited partner unit before cumulative effect of change in accounting principle	$0.63	$0.54	$2.72	$2.07
Cumulative effect of change in accounting principle per limited partner unit	0.08	0.06	—	—

Diluted net income per limited partner unit	$0.71	$0.60	$2.72	$2.07

PRO FORMA SENSITIVITY ANALYSIS

        Certain of the pro forma adjustments incorporate Plains' preliminary estimate of the fair value of businesses that Plains is acquiring. Preliminary estimates are that the excess of the purchase price over the preliminary fair values ("excess cost") may be assigned to non-amortizable other intangible assets or goodwill as opposed to depreciable fixed assets or amortizable intangible assets. Upon completion of the proposed merger or shortly thereafter, Plains will obtain a third party valuation of Pacific's assets and liabilities in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may result in some amounts being assigned to tangible or amortizable intangible assets, and this amount may ultimately be depreciated or amortized (as appropriate) to earnings over the expected benefit period of the asset. To the extent that any amount remains as goodwill or indefinite lived intangible assets, this amount would not be subject to depreciation or amortization, but would be subject to periodic impairment testing and, if necessary, would be written down to a lower fair value should circumstances warrant.

        The table below shows the potential increase in pro forma depreciation or amortization expense if certain amounts of the goodwill were ultimately assigned to tangible or amortizable intangible assets. For purposes of calculating this sensitivity, Plains has applied the straight-line method of cost allocation over an estimated useful life of 34 years to various fair values. The decrease in annual basic earnings per unit is predicated on the basic earnings per unit determined using the pro forma income from continuing operations amount. The resulting pro forma adjustments are as follows (in millions, except per unit amounts):

For the Quarter Ended March 31, 2006

Estimated Goodwill	Change in Allocation		Average Depreciable Life of Assets	Decrease in Net Income from Continuing Operations	Decrease in Net Income from Continuing Operations per Limited Partner Unit
$800.4	20%	$160.1	34	$(1.2)	$(0.01)
$800.4	40%	$320.2	34	$(2.4)	$(0.02)
$800.4	60%	$480.2	34	$(3.5)	$(0.03)
$800.4	80%	$640.3	34	$(4.7)	$(0.04)
$800.4	100%	$800.4	34	$(5.9)	$(0.05)

For the Year Ended December 31, 2005

Estimated Goodwill	Change in Allocation		Average Depreciable Life of Assets	Decrease in Net Income from Continuing Operations	Decrease in Net Income from Continuing Operations per Limited Partner Unit
$800.4	20%	$160.1	34	$(4.7)	$(0.04)
$800.4	40%	$320.2	34	$(9.4)	$(0.08)
$800.4	60%	$480.2	34	$(14.1)	$(0.12)
$800.4	80%	$640.3	34	$(18.8)	$(0.16)
$800.4	100%	$800.4	34	$(23.5)	$(0.19)

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PLAINS ALL AMERICAN PIPELINE, L.P. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET March 31, 2006 (in millions)
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS For the Three Months Ended March 31, 2006 (in millions, except per unit data)
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS For the Twelve Months Ended December 31, 2005 (in millions, except per unit data)
PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PRO FORMA SENSITIVITY ANALYSIS